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                                                                     EXHIBIT 5.1
                           WEIL, GOTSHAL & MANGES LLP



                                  [LetterHead]






                                October 12, 1999



Netia Holding II B.V.
Herengracht 548
Amsterdam, The Netherlands

Netia Holdings S.A.
ul. Poleczki 13
Warsaw, Poland

Ladies and Gentlemen:


               We have acted as special United States counsel to Netia Holdings II B.V., a company incorporated with limited liability in The Netherlands, having its corporate seat in Amsterdam (the "Issuer") and Netia Holdings S.A., a joint stock company organized under the laws of Poland (the "Guarantor"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form F-4 (the "Registration Statement") of the Issuer and the Guarantor for registration under the Securities Act of 1933, as amended (the "Securities Act"), of $100,000,000 aggregate principal amount of the Issuer's Series B 13-1/8 % Senior Notes due 2009 (Dollar Denominated) (the "New Senior Dollar Notes"), and Euro 100,000,000 aggregate principal amount of the Issuer's Series B 13-1/2 % Senior Notes due 2009 (Euro Denominated) (the "New Senior Euro Notes" and, together with the New Senior Dollar Notes, the "New Notes") and the Guarantor's guarantees of the New Notes (the "Guarantees"), each issuable in connection with the exchange offer of the New Senior Dollar Notes and the New Senior Euro Notes, for the Issuer's issued and outstanding 13-1/8 % Senior Dollar Notes due 2009 (Dollar Denominated), 13-1/2 % Senior Euro Notes due 2009 (Euro Denominated), respectively, which were not registered under the Securities Act (collectively, the "Old Notes" and, together with the New Notes, the "Notes").

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indentures, each dated as of June 10, 1999, among the Issuer, the Guarantor and State Street Bank and Trust Company, as trustee (the "Trustee"), included as Exhibits 4.9 and 4.10, respectively, to



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WEIL, GOTSHAL & MANGES LLP

Netia Holding II B.V.
Netia Holdings S.A.
October 12, 1999
Page 2

the Registration Statement, pursuant to which the New Notes will be issued, including Article 11 thereof which sets forth the terms of the Guarantees, the form of the New Notes included as Exhibits 4.11 and 4.12 to the Registration Statement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Issuer and the Guarantor, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Issuer and the Guarantor and upon the representations and warranties of the Issuer and the Guarantor contained in the Indentures. We have also assumed that (i) each of the Issuer and the Guarantor is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, (ii) each of the Issuer and the Guarantor has the requisite corporate power and authority to execute, deliver and perform its respective obligations under the Indentures, the New Notes and the Guarantees, (iii) the execution, delivery and performance by the Issuer and the Guarantor of their respective obligations under each of the Indentures, the New Notes and the Guarantees have been duly authorized by all necessary corporate action on the part of the Issuer and the Guarantor, respectively, (iv) each of the Indentures, the New Notes and the Guarantees has been or will be duly executed and delivered by the Issuer and/or the Guarantor, as the case may be, (v) the New Notes have been or will be duly executed and delivered by the Issuer and authenticated by the Trustee in accordance with the provisions of the Indentures and (vi) each of the Indentures and the New Notes has been or will be duly authorized, executed and delivered by the Trustee.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  1. The New Notes, when duly executed and delivered by the Issuer and authenticated by the Trustee pursuant to the terms of the Indentures and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Issuer entitled to the benefits provided by the Indentures, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good


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WEIL, GOTSHAL & MANGES LLP

Netia Holding II B.V.
Netia Holdings S.A.
October 12, 1999
Page 3

faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  2. The Guarantees, when duly delivered by the Guarantor in accordance with the terms of the Indentures and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Guarantor entitled to the benefits provided by the Indentures, enforceable against the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  We consent to the reference to our name under the caption "Validity of Securities" in the prospectus which is a part of the Registration Statement.

                                            Very truly yours,


                                            WEIL, GOTSHAL & MANGES LLP